SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2014

COLUMBUS MCKINNON CORPORATION
(Exact name of registrant as specified in its charter)

NEW YORK
(State or other jurisdiction of incorporation)

0-27618	16-0547600
(Commission File Number)	(IRS Employer Identification No.)

140 JOHN JAMES AUDUBON PARKWAY, AMHERST, NEW YORK	14228-1197
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: (716) 689-5400

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On July 28, 2014, Columbus McKinnon (the “Company”) held its Annual Meeting of Stockholders.
At the Annual Meeting, stockholders approved each of management’s proposals, which consisted of: (i) the election of nine (9) directors, each of whom will serve as directors of the Company for terms of one (1) year and until their successors are elected and qualified; (ii) the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2015; and (iii) the approval of the advisory vote on executive compensation.
Proposal 1: Election of Directors
The following table reflects the tabulation of the votes with respect to each director who was elected at the Annual Meeting:

Name	Votes For	Votes Withheld	Broker Non-Vote

Ernest R. Verebelyi	16,594,943	1,317,314	801,951
Timothy T. Tevens	17,771,034	141,223	801,951
Richard H. Fleming	16,595,972	1,316,285	801,951
Stephen Rabinowitz	17,761,131	151,126	801,951
Linda A. Goodspeed	17,776,868	135,389	801,951
Nicholas T. Pinchuk	17,777,260	134,997	801,951
Liam G. McCarthy	17,777,260	134,997	801,951
Stephanie K. Kushner	17,777,268	134,989	801,951
R. Scott Trumbull	17,594,138	318,119	801,951
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
The following table reflects the tabulation of the votes with respect to the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2015:

Votes For	Votes Against	Abstained	Broker Non-Vote
17,215,162	1,320,772	178,274	0.00
Proposal 3: Advisory Vote on Executive Compensation
The following table reflects the tabulation of the votes with respect to the approval of the advisory vote on executive compensation:

Votes For	Votes Against	Abstained	Broker Non-Vote
17,279,305	379,969	252,983	801,951
The information contained in this Form 8-K and the Exhibit annexed hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLUMBUS McKINNON CORPORATION

By:	/s/ Gregory P. Rustowicz
Name:	Gregory P. Rustowicz
Title:	Vice President and Chief
Financial Officer (Principal Financial Officer)

Dated:  July 30, 2014